SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                              ____________________


                                   FORM 8 - A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



                           Blount International, Inc.
________________________________________________________________________________

              (Exact name of registrant as specified in its charter)


              Delaware                                   63-0780521
________________________________________________________________________________
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


4520 Executive Park Drive, Montgomery, Alabama                       36116-1602
________________________________________________________________________________
(Address of principal executive offices)                              (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                 Name of each exchange on which
         to be so registered                 each class is to be registered
         ___________________                 ______________________________

Class A Common Stock, $.01 Par Value              New York Stock Exchange
Class B Common Stock, $.01 Par Value              New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
________________________________________________________________________________
                                (Title of Class)


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     This Registration Statement on Form 8-A under the Securities Exchange Act of 1934 (the "Act Registration Statement") is being filed by Blount International, Inc., a Delaware corporation (the "Registrant"). The Registrant also has filed under the Securities Act of 1933 a Registration Statement on Form S-4 dated October 3, 1995 as amended October 4, 1995 (Reg. No. 33-63141), including the Proxy Statement/Prospectus contained therein (the "Proxy Statement/Prospectus"), relating to the issuance by the Registrant of up to 11,922,377 shares of Class A Common Stock, par value $.01 per share, and 1,721,241 shares of Class B Common Stock, par value $.01 per share, (the "1933 Act Registration Statement").


Item 1.  Description of Registrant's Securities to be Registered.

     Reference is made to the caption "Description of Capital Stock," as set forth in the Proxy Statement/Prospectus forming a part of the 1933 Act Registration Statement, which 1933 Act Registration Statement is incorporated herein by reference, for a description of the capital stock of the Registrant, including the Class A Common Stock and Class B Common Stock to be registered hereby.


Item 2.  Exhibits.

     1. All exhibits required by Instruction II to Item 2 will be supplied to the New York Stock Exchange.

     2. The Form of Registration Rights and Stock Transfer Restriction Agreement to be entered into by the Registrant and Winton M. Blount, Carolyn S. Blount, Winton M. Blount III, Samuel R. Blount, Joseph W. Blount, Thomas A. Blount, and Katherine Blount Miles and The Blount Holding Company L.P., a Delaware limited partnership, set forth as
         Exhibit IV to Appendix A to the Proxy Statement/Prospectus forming a part of to the 1933 Act Registration Statement is incorporated herein by reference.







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                                   SIGNATURE
                                   _________

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                           Blount International, Inc.



                                           By:       /s/Winton M. Blount
                                                _______________________________

                                                        Winton M. Blount
                                                Chairman of Board and President


Dated:  October 16, 1995
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